UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

OP BANCORP

(Exact name of registrant as specified in its charter)

California	001-38437	81-3114676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Wilshire Blvd., Suite 500, Los Angeles, CA	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 892-9999

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	OPBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 3.03.	Material Modification to Rights of Security Holders

On May 28, 2020, the Board of Directors of  OP Bancorp, (the “Company”), the bank holding company of Open Bank (the “Bank”) amended Section 3.2 of the Company’s Amended and Restated Bylaws to provide for any person serving as a director must submit his or her notice of retirement no later than sixty (60) calendar days prior to attaining age 75, which retirement will become effective upon the earlier of the date stated in such notice or on the director’s seventy-fifth birthday.  In addition the bylaw amendment provides that no person may be nominated or may stand for election or reelection to the Board of Directors if a retirement in accordance with the preceding sentence would occur within four (4) months after the annual meeting at which such election is to be considered by the shareholders. The Board of Directors by a majority vote of the authorized number of directors may waive any of the requirements of this amendment with respect to any director or nominee for election or reelection to the Board of Directors. A copy of the amendment is attached as Exhibit 3(ii) and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

3(ii)	Third Amendment to the OP Bancorp Amended and Restated Bylaws, dated May 28, 2020.

EXHIBIT INDEX

Exhibit No.	Description

3(ii)	Third Amendment to the OP Bancorp Amended and Restated Bylaws, dated May 28, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OP Bancorp

DATED: June 3, 2020	By:	/s/ Christine Oh
Christine Oh
Executive Vice President and
Chief Financial Officer

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